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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 16, 2000


                             SURGE COMPONENTS, INC.
             (Exact name of registrant as specified in its charter)




          New York                   0-14188                11-2602030
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)       Identification Number)



              1016 Grand Boulevard
               Deer Park, New York                           11729
    (Address of principal executive offices)               (Zip Code)



                                 (631) 595-1818
              (Registrant's telephone number, including area code)





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Item 2.  Acquisition or Disposition of Assets.

                  Effective November 16, 2000, we, Surge Components, Inc., acquired MailEncrypt.com, Inc., a Los Angeles, California based infrastructure application service provider offering web-based, encrypted e-mail solutions. The acquisition was in the form of a merger of MailEncrypt.com into Mail Acquisition Corp., one of our wholly-owned subsidiaries which we formed for this transaction. Mail Acquisition is a Delaware corporation which changed its name to MailEncrypt, Inc. upon consummation of the merger.

                  The acquisition and merger was consummated pursuant to an Agreement and Plan of Merger, dated as of November 13, 2000, between us, Mail Acquisition, MailEncrypt.com and MailEncrypt.com's shareholders. Pursuant to the merger agreement, we issued to the MailEncrypt.com shareholders a total of 182,139.79 shares of our Voting Redeemable Convertible Series B Preferred Stock.

                  Our board of directors authorized the Series B preferred stock specifically in order to consummate this merger transaction. Holders of Series B preferred stock are entitled to vote together with the holders of our common stock. In any such vote, a holder of Series B preferred stock is entitled to 5.4 votes per share of Series B preferred stock. Holders of our common stock are entitled to one vote per share of common stock. Further, shares of Series B preferred stock will automatically convert into common stock upon either (a) confirmation by The Nasdaq Stock Market, Inc. that the conversion does not require further shareholder approval under the Nasdaq Marketplace Rules or (b) shareholder approval of the conversion. The conversion will be at the rate of ten shares of common stock for every one share of Series B preferred stock. We intend to seek shareholder approval of the conversion as soon as possible. In the event that we do not obtain shareholder approval of the conversion by March 15, 2001, the former shareholders of MailEncrypt.com have the right to purchase MailEncrypt from us for the sole consideration of their Series B preferred stock issued to them pursuant to the merger agreement. This Form 8-K should not be read as a solicitation of proxies for such shareholder approval. Solicitation of proxies for such shareholder approval can and will be made under a separate proxy statement of our board of directors.

                  We have agreed to register for resale the 1,821,397 shares of our common stock issuable upon conversion of the Series B preferred stock. However, these 1,821,397 shares are subject to lock-up provisions which allow for no sales prior to January 16, 2001 and limited sales during the following four months, as specifically set forth in the merger agreement.


Item 5.  Other Matters.

Investment Banking Agreement with Equilink Capital Partners, LLC

                  Effective November 24, 2000, we entered into an Investment Banking Agreement with Equilink Capital Partners, LLC. Under the investment banking agreement, we acknowledged past and continuing services provided to us by Equilink and Equilink agreed to


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perform additional services on our behalf in the future. Pursuant to the investment banking agreement, we issued to Equilink (a) 900,000 shares of our common stock, (b) 70,000 shares of our Non-Voting Redeemable Convertible Series C Preferred Stock and (c) warrants to purchase an additional 2 million shares of our common stock.

                  Our board of directors authorized the Series C preferred stock specifically in order to give consideration under the investment banking agreement. Holders of Series C preferred stock do not have any voting rights, except regarding (a) the issuance of securities senior to the Series C preferred stock as to the payment of dividends, (b) any amendment to our certificate of incorporation which would adversely affect the rights of holders of Series C preferred stock or (c) as otherwise specifically provided under New York law. Holders of Series C preferred stock are entitled to dividends at the annual rate of $.50 per share, cumulative from April 15, 2001 and payable semi-annually commencing on June 30, 2001. Holders of Series C preferred stock also are entitled to a liquidation preference of $5.00 per share in the event of our liquidation or dissolution. Payment of such dividends and liquidation rights on the Series C preferred stock are senior to the payment of dividends and liquidation rights on our common stock. However, shares of Series C preferred stock will automatically convert into our common stock upon either (i) confirmation by The Nasdaq Stock Market, Inc. that the conversion does not require shareholder approval under the Nasdaq Marketplace Rules or (ii) shareholder approval of the conversion. The conversion will be at the rate of ten shares of our common stock for every one share of Series C preferred stock. We intend to seek shareholder approval of the conversion as soon as possible. If we obtain shareholder approval of the conversion by April 15, 2001, the automatic conversion into shares of our common stock will occur and no payment of dividends on the Series C preferred stock will be required to be made.

                  The warrants issued to Equilink are exercisable only upon approval by our shareholders of the issuance of the shares underlying the Equilink warrants. The Equilink warrants will be exercisable for a five year period expiring on November 24, 2005, at an exercise price of $3.00 per share.

                  We have agreed to register for resale (a) the 900,000 shares of our common stock we have issued to Equilink under the investment banking agreement, (b) the 700,000 shares of our common stock issuable upon conversion of the Series C preferred stock and (c) the 2,000,000 shares of our common stock issuable upon exercise of the Equilink warrants.

                  This Form 8-K should not be read as a solicitation of proxies for shareholder approval of the conversion into shares of our common stock of the shares of Series C preferred stock nor the issuance of shares of our common stock upon exercise of the Equilink warrants. Solicitation of proxies for such shareholder approval can and will be made under a separate proxy statement of our board of directors.

Merger Agreement to Reorganize in Delaware

                  We have entered into an Agreement and Plan of Merger, dated as of November 29, 2000, with one of our wholly-owned Delaware subsidiaries, Superus Holdings, Inc., pursuant


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to which we intend to merge into Superus and thereby become a Delaware corporation. This merger agreement supersedes and terminates our earlier agreement with Superus and simplifies the previously announced reorganization transaction. Under this new reorganization agreement, we will merge with and into Superus with each of our outstanding securities being exchanged for a similar form of Superus security, on a one-for-one basis.

                  This Form 8-K should not be read as a solicitation of proxies for shareholder approval of the reorganization transaction. Solicitation of proxies for such shareholder approval can and will be made under a separate proxy statement of our board of directors.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

                  The required financial statements will be filed by amendment not later than January 30, 2001.

         (b)      Pro forma financial information.

                  The required pro forma financial information will be filed by amendment not later than January 30, 2001.

(c)      Exhibits.

                  Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number        Description
------        -----------

 10.1 Merger Agreement and Plan of Reorganization, dated as of November 13, 2000, among Surge Components, Inc., Mail Acquisition Corp., MailEncrypt.com, Inc. and the shareholders of MailEncrypt.com, Inc.

 10.2 Certificate of Amendment of Certificate of Incorporation of Surge Components, Inc., with respect to the authorization of the Voting Redeemable Convertible Series B Preferred Stock.

 10.3 Investment Banking Agreement, dated as of November 24, 2000, between Surge Components, Inc. and Equilink Capital Partners, Inc.

 10.4 Certificate of Amendment of Certificate of Incorporation of Surge Components, Inc., with respect to the authorization of the Non-Voting Redeemable Convertible Series C Preferred Stock.

 10.5 Warrant certificate, evidencing warrants to purchase 2 million shares of the common stock of Surge Components Inc., registered in the name of Equilink Capital Partners, Inc.

 10.6 Agreement and Plan of Merger, dated as of November 29, 2000, between Surge Components, Inc. and Superus Holdings, Inc.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 1, 2000

                                         Surge Components, Inc.



                                         By:          /s/ Ira Levy
                                              ---------------------------
                                                   Ira Levy, President



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                                  EXHIBIT INDEX

Exhibit
Number        Description
------        -----------

 10.1 Merger Agreement and Plan of Reorganization, dated as of November 13, 2000, among Surge Components, Inc., Mail Acquisition Corp., MailEncrypt.com, Inc. and the shareholders of MailEncrypt.com, Inc.

 10.2 Certificate of Amendment of Certificate of Incorporation of Surge Components, Inc., with respect to the authorization of the Voting Redeemable Convertible Series B Preferred Stock.

 10.3 Investment Banking Agreement, dated as of November 24, 2000, between Surge Components, Inc. and Equilink Capital Partners, Inc.

 10.4 Certificate of Amendment of Certificate of Incorporation of Surge Components, Inc., with respect to the authorization of the Non-Voting Redeemable Convertible Series C Preferred Stock.

 10.5 Warrant certificate, evidencing warrants to purchase 2 million shares of the common stock of Surge Components Inc., registered in the name of Equilink Capital Partners, Inc.

 10.6 Agreement and Plan of Merger, dated as of November 29, 2000, between Surge Components, Inc. and Superus Holdings, Inc.

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